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                                                                   Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-1 of Engage Technologies, Inc. of our report dated March 1, 1999 relating to the financial statements of Internet Profiles Corporation, a California corporation, which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

June 11, 1999